FOR RELEASE OCTOBER 25, 2007

Contact:	Lawrence Pemble Judy Zakreski Chindex International, Inc. (301) 215-7777

CHINDEX INTERNATIONAL ANNOUNCES CONFERENCE CALL TO DISCUSS ITS
FISCAL 2008 SECOND QUARTER RESULTS ON THURSDAY, NOVEMBER 8, 2007

BETHESDA, Maryland, October 25, 2007 — Chindex International, Inc. (NASDAQ: — ) a leading independent American provider of Western healthcare products and services in the People’s Republic of China, announced that it intends to release its financial results for the second quarter ended September 30, 2007, on Thursday, November 8, 2007.

Chindex’s management will also host a conference call Thursday, November 8, 2007 at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time; 12:00 a.m. Friday, November 9 China time) to discuss its financial results.

To participate, international callers dial 416-849-4292, domestic callers dial 866-334-3876 approximately 10 minutes before the conference call is scheduled to begin.

The telephone replay will be available two hours after the call at (international) 416-915-1035 and (domestic)
866-245-6755, pass code 190024; and continue to be available through November 22, 2007.

This call is also being webcast by Vcall and can be accessed at Chindex’s website www.chindex.com/news/financial.cfm or at www.InvestorCalendar.com . The event will be archived and available for replay through February 9, 2008.

About Chindex International, Inc.

Chindex is an American healthcare company that provides healthcare services and supplies medical capital equipment, instrumentation and products to the Chinese marketplace, including Hong Kong. It provides healthcare services through the operations of its United Family Hospitals and Clinics, a network of private primary care hospitals and affiliated ambulatory clinics in China. The Company’s hospital network currently operates in the Beijing and Shanghai metropolitan areas. The Company sells medical products manufactured by various major multinational companies, including Siemens AG, which is the Company’s exclusive distribution partner for the sale and servicing of color doppler ultrasound systems. It also arranges financing packages for the supply of medical products to hospitals in China utilizing the export loan and loan guarantee programs of both the U.S. Export-Import Bank and the German KfW Development Bank. With twenty-five years of experience, more than 1,000 employees, and operations in China, Hong Kong, the United States and Germany, the Company’s strategy is to expand its cross-cultural reach by providing leading edge healthcare technologies, quality products and services to Greater China’s professional communities. Further company information may be found at the Company’s websites, www.chindex.com and www.unitedfamilyhospitals.com.

Statements made in this press release relating to plans, strategies, objectives, economic performance and trends and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, the factors set forth under the heading “Risk Factors” in our annual report on Form 10-K for the year ended March 31, 2006, updates and additions to those “Risk Factors” in our interim reports on Form 10-Q and in other documents filed by us with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential”, or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have no obligation to update these forward-looking statements.